EXHIBIT 99.1

Company Contacts:	Investor Relations Contacts:
Monterey Gourmet Foods	Lippert / Heilshorn & Associates
Eric Eddings, Chief Executive Officer	Kirsten Chapman
erice@montereygourmetfoods.com	kchapman@lhai.com
Scott Wheeler, Chief Financial Officer	Christiane Pelz
scottw@montereygourmetfoods.com	cpelz@lhai.com
(206) 622-1016	(415) 433-3777

Monterey Gourmet Foods Increases Ownership of Sonoma Foods to 100% and
Implements Operational Improvements for the Sonoma Cheese Brand

- Earns California Milk Advisory Board’s Seal of Approval on
Core Sonoma Cheese Products –

- Provides Range of First Quarter 2008 Preliminary Net Revenue -

SALINAS, CA (April 24, 2008) -- Monterey Gourmet Foods (NASDAQ: PSTA) secured 100% managing control and ownership of Sonoma Foods effective March 31, 2008. As part of the transaction, in the first quarter of 2008, the company will write down intangible assets, severance, and inventory, which is expected to total approximately $2.4 million as well as implement cost savings programs which are expected to yield benefits of approximately $700,000 annually.

“We are very pleased to have gained full control of the popular Sonoma Cheese brand,” stated Eric C. Eddings, president and CEO of Monterey Gourmet Foods. “Sonoma Cheese brand equity has grown among our customers; however, critical production and procurement decisions created operating losses. Therefore, similar to our successful turnaround of our Casual Gourmet brand, we intend to focus Sonoma Foods on our core cheese business and return the unit to positive cash flow before we extend the product line.”

Scott Wheeler, Monterey Gourmet Foods’ CFO, said, “We are confident the Monterey Gourmet management team will increase productivity and improve margins of the Sonoma Cheese brand. Our plan contains concrete actions that eliminate managerial distractions and reduce our expense run rate by approximately $700,000.”

Management’s Sonoma Foods Operational Plan

•

Purchase remaining 20% of Sonoma Foods for $50,000 and earn-out clause. In conjunction with the transaction, the company will write down intangible assets, severance, and obsolete finished goods and packaging inventory associated with underperforming non-core SKUs, which is expected to total approximately $2.4 million.

•	Release the Sonoma Foods’ executive leadership from its employment contracts reducing costs approximately $500,000 annually.

•	Consolidate the majority of operations, thereby reducing expenses by approximately $100,000 annually.

•

Return production of core stock-keeping units (SKUs) to California. These SKUs, which account for approximately 85% of Sonoma Cheese brands’ revenue, are sold in California and the change is expected to reduce shipping costs from Wisconsin manufacturing by approximately $100,000 annually.

•	Execute a brand package conversion that is expected to reduce waste by 25% and improve shelf appeal.

•	Add the California Milk Advisory Board’s Seal of Approval, which was awarded this month, to labels for core SKUs produced in California.

•	Participate in promotional support associated with the California Milk Advisory Board’s Seal of Approval.

Preliminary Net Revenue for the Three Months ended March 31, 2008

Management expects the first quarter 2008 net revenue will range between $24 million and $25 million, including approximately $1 million from Sonoma Foods, compared to first quarter 2007 net revenue of $24.7 million, including $2.0 million from Sonoma Foods. The Monterey Pasta, CIBO Naturals and Casual Gourmet lines continue to grow profitably; however, overall growth was tempered by Sonoma Foods’ lower sales and substantially increased costs.

Eddings concluded, “We believe in the underlying value of Sonoma Foods and our abilities to improve the unit’s performance. Today with solid sales and marketing efforts, over two-thirds of our business is growing revenue profitably. With the impact of our operational changes, we believe Monterey Gourmet Foods will deliver stronger revenue growth and margin improvement.”

May 8th Results Conference Call

The company will release its first quarter 2008 financial results after the market closes on Thursday, May 8, 2008. Management will host a conference call at 1:00 p.m. Eastern Time / 10:00 a.m. Pacific Time to discuss the results. To listen to the call live, please dial 800-857-6028 at least 10 minutes before the start of the conference and mention pass code “Monterey.” The call is also being webcast and can be accessed from the “Investor Relations” section of the company’s website at http://www.montereygourmetfoods.com. A telephone replay will be available until midnight on July 8th PT by dialing 888-568-0393. No pass code is required.

About Monterey Gourmet Foods (NASDAQ: PSTA)

Monterey Gourmet Foods manufactures USDA inspected, fresh gourmet refrigerated food products at its integrated 133,000 square foot corporate headquarters, distribution, and manufacturing facilities in Salinas (Monterey County), CA; Seattle, WA; and Eugene, OR. Monterey Gourmet Foods has national distribution of its products, which are sold under the brands Monterey Pasta, CIBO Naturals, Emerald Valley Kitchen, Sonoma Cheese and Casual Gourmet in more than 10,000 retail and club stores throughout the United States and selected regions of Canada, the Caribbean, Latin America, and Asia Pacific. For more information about Monterey Gourmet Foods, visit www.MontereyGourmetFoods.com.

Safe Harbor Statement

This press release contains forward-looking statements concerning unannounced results of operations for the most recent quarter and sales for future periods including without limitation such phrases and terms as “expected to yield benefits,” “intend to return the unit to positive cash flow,” “will increase productivity and improve margins,” “thereby reducing expenses,” “expected to reduce shipping costs,” “expected to reduce waste,” “expects net revenue will range between “24 million and $25 million” and “we believe Monterey Gourmet Foods will deliver stronger revenue growth and margin improvement.” These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Consequently, the company wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Monterey Gourmet Foods’ actual results to differ from such forward-looking statements are the following: (i) the process associated with the integrations of all the company’s brands, plants and sales force, (ii) a significant reduction of sales to two major customers currently comprising a majority of total revenues, (iii) the retention of newly acquired customers including achieving volume projections for these new customers, (iv) the company’s ability to achieve improved production efficiencies, (v) the timely and cost-effective introduction of new products in the coming months, (vi) the utilization of the recently-completed plant expansion and the increased fixed costs associated with increased plant capacity, (vii) retention of key personnel and retention of key management, (viii) the risks inherent in food production, (ix) intense competition in the market in which the company competes and (x) Monterey Gourmet Foods’ ability to source competitively priced raw materials to achieve historical operating margins. In addition, the company’s results may also be affected by general factors, such as economic conditions, political developments, interest and inflation rates, accounting standards, taxes, and laws and regulations in markets where the company competes.

The company has provided additional information regarding risks associated with the business in the company’s Annual Report on Form 10-K for fiscal 2007 as well as other filings with the SEC. These statements are based on information as of April 17, 2008 and the company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.